March 15, 2007

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE:   The Bralorne Mining Company

File Ref No 000-25707

Dear Sir/Madam,

We have read the statements included in the Form 8-K, dated March 6, 2007, for The Bralorne Mining Company (“the Company”), to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our replacement as the principal independent accountant and our audit report of the Company’s subsidiary, Gold Profit (Asia) Group Limited (“Gold Profit”) for the period from inception to August 31, 2006 and Gold Profit’s subsidiary, Beijing Quan Tong Chang Information Service Limited (“Beijing QTC”) for the years ended December 31, 2005, 2004 and 2003.  We are not in a position to agree or disagree with the statements in Item 4.01 regarding the engagement with another CPA.

Very truly yours,

/s/ Zhong Yi (Hong Kong) C.P.A. Company Limited

Zhong Yi (Hong Kong) C.P.A. Company Limited

March 15, 2007

Hong Kong, China

9TH FL., CHINACHEM HOLLYWOOD CENTRE, 1-13 HOLLYWOOD RD., CENTRAL, HONG KONG

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